Exhibit 99.1

Contacts:
Media		Investor Relations
Scott Sayres		Mark Macaluso
(480) 257-5921		(973) 455-2222
scott.sayres@honeywell.com	_	mark.macaluso@honeywell.com

HONEYWELL ANNOUNCES PRIVATE EXCHANGE OFFER FOR ITS 3.812% NOTES DUE 2047

MORRIS PLAINS, N.J., December 28, 2017 – Honeywell International Inc. (“Honeywell” or the “Company”) (NYSE: HON) today announced the commencement of an exchange offer for any and all of its outstanding 3.812% Notes due 2047 (the “Original Notes”) issued by the Company for an equal principal amount of new 3.812% Notes due 2047 (the “Exchange Notes”) issued by the Company that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The exchange offer will commence on December 28, 2017, and expire at 5:00 p.m. Eastern time, on January 29, 2018.

The terms of the Exchange Notes are substantially the same as the terms of the Original Notes, except that the offer of the Exchange Notes is registered under the Securities Act, and the Exchange Notes have no transfer restrictions, registration rights or rights to additional interest. This exchange offer is being initiated to fulfill the Company’s obligations under the registration rights agreement entered into with the initial purchasers of the Original Notes.

The Company will accept for exchange any and all Original Notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer at 5:00 p.m. Eastern time, on January 29, 2018, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated December 28, 2017. A written prospectus providing the terms of the exchange offer may be obtained from Deutsche Bank Trust Company Americas, which is serving as the exchange agent for the exchange offer. Deutsche Bank Trust Company Americas can be contacted at:

By Mail:
DB Services Americas, Inc.
MS: JCK01-0218
Attention: Reorg. Department
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256

By E-mail:
DB.Reorg@db.com

By Facsimile:
615-866-3889

By Telephone:

(877) 843-9767

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Exchange Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The exchange offer is being made only pursuant to the prospectus dated December 28, 2017, and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this news release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as our ability to effect the previously announced proposed separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the previously announced proposed separations. We identify the principal risks and uncertainties that affect our performance in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

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